Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. Sect. 1350

Solely for the purposes of complying with 18 U.S.C. Sect.1350, I, Carl J. Laurino, Treasurer and Interim Chief Financial Officer of The Manitowoc Company, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report of The Company on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

                                                      Carl J. Laurino

                                                      Treasurer and Interim Chief Financial Officer